EXHIBIT 99.1


                                                                 FIRST HEALTH

 3200 Highland Avenue
 Downers Grove, IL  60515-1282
 (630) 737-7900
 www.firsthealth.com


 Investor Contacts:
 ------------------
 Joseph E. Whitters - Executive Vice President
 (630) 737-7511, joewhitters@firsthealth.com

 William R. McManaman - Chief Financial Officer
 (630) 737-7020, williammcmanaman@firsthealth.com

 Media Contact:
 --------------
 Erin Gardiner - Public Relations Manager
 (630) 737-5016, eringardiner@firsthealth.com           FOR IMMEDIATE RELEASE
                                                        ---------------------


                  FIRST HEALTH REPORTS FIRST QUARTER RESULTS
 ____________________________________________________________________________


 DOWNERS GROVE, IL - May 3, 2004 - Edward L. Wristen, President and Chief Executive Officer of First Health Group Corp. (NASDAQ: FHCC), announced today the results of operations for the first quarter ended March 31, 2004.

 Net income for the three months ended March 31, 2004 decreased 21.7% to $28.8 million from $36.8 million during the same period last year. Diluted earnings per share (EPS) for the three months ended March 31, 2004 decreased 16.2% to $.31 from $.37 during the same period last year. Revenues for the three months increased 2.1% to $218.1 million from $213.8 million during the same period last year. The first quarter 2004 included approximately $16 million of Workers' Compensation revenue from last years' acquisition of Health Net Employer Services, Inc. Absent the acquisition, first quarter 2004 revenue would be approximately 5% lower than the same period last year. Cash flow from operations was $51.7 million in the quarter.

 Mr. Wristen commented on first quarter 2004 specifics associated with the Company's five sectors as follows:

   * The Federal Employees' business experienced slightly lower percent of PPO savings fees than in the same period last year. Enrollment for 2004 is down approximately 10%, about in line with expectations.

   * Our Corporate revenue was lower than last year due to higher attrition than expected, less new business and increased price competition.

   * Third Party Administrators and Insurers sector revenue was higher than last year due to new business with insurers at a lower margin.

   * Workers' Compensation revenue grew rapidly in the first quarter 2004, principally due to the acquisition of Health Net Employer Services, Inc. Absent the acquisition, Workers' Compensation revenue was slightly down from 2003 due to slower decisions from potential new customers and a less profitable mix of new business.

   * Public Sector revenue was flat with last year and results in the first quarter of 2004 were down due to general and administrative expenses for cost savings initiatives to improve efficiencies and profitability.

 Other items of note during the first quarter of 2004: 1) Staff reductions of approximately 200 employees were completed and the Company expects approximately $7 million in savings after severance costs in this year;
 2) the Company's annual effective tax rate was 38% in the first quarter 2004 as compared to 40% during the same period last year and, 3) diluted shares outstanding as compared to last year were 6.6% less due to the Company's share repurchase activity in 2003.

 The Mail Handlers Benefit Plan ("Plan") is part of our Federal Employee Sector and the Company's largest customer. Revenue was $51.3 million (23.5% of Company revenue) in the first quarter of 2004 as compared to $51.6 million in the first quarter of 2003. Revenue from the Plan for the second, third and fourth quarters of 2003 was $54.4 million, $63.1 million, and $66.9 million, respectively. Adjustments to revenue are recorded on a client specific and aggregated basis based on empirical data in each period and may be subject to further adjustments in subsequent periods. In the third and fourth quarters of 2003, the Company reported $8 million and $6 million of revenue, respectively, as a result of the adjustment process related to 2002. In the third and fourth quarters of 2003, the pretax income contribution from the revenue adjustment, net of incremental marketing expenses related to future retention of Plan members, was approximately
 $4 million and $(1) million, respectively.

 Last week the Company revised its guidance for 2004 due to an intensified competitive environment in the industry and lower margins from our federal employees' business than in prior years, as follows:

   *  Revenue expectations between $885 million and $905 million

   *  Earnings per share in the range of $1.30 to $1.40

   *  Cash flow from operations between $180 million and $190 million

 Current estimates for revenue and earnings per share for all quarters in 2004 are lower than previous expectations. None of the information included herein reflects the Company's recent acquisition of COMP Medical, now First Health Priority Services, Inc., a small company specializing in Workers' Compensation.

 In addition, Mr. Wristen indicated that the Company had already taken a number of key steps to improve profitability:

   * Growth initiatives to develop new market opportunities, especially in the Company's market leading Workers' Compensation and Public Sectors

   *  Staff reductions have been completed

   *  Operational leadership consolidation

   * Initiatives to drive operational efficiencies, especially in the Group Health and Public Sectors.


 Conference Call and Webcast
 ---------------------------
 First Health Group Corp. will be hosting a conference call and webcast on Monday, May 3 at 8 a.m. Central Daylight Time to discuss the Company's first quarter results. The quarterly conference call will be available on a live webcast from the Company's website (www.firsthealth.com). The webcast is open to all interested parties on a listen-only basis. Individuals unable to participate in the scheduled call may listen to a replay until May 5 by calling (888) 286-8010, code 42624304. The webcast will also be archived on the company's website. Individuals who listen to the call will be presumed to have read First Health's Annual Report on Form 10-K for the year ended December 31, 2003, and Quarterly Reports on Form 10-Q for the three months ended March 31, June 30 and September 30, 2003.


 Business Description
 --------------------
 First Health, the premier national health-benefits services Company, specializes in providing large payors with integrated managed care solutions. First Health is a unique national managed care Company serving the group health, workers' compensation and state agency markets. Using technology to enable service and managed care innovations, First Health sets the bar for industry performance. For more information, visit the Company website at www.firsthealth.com.


 Forward-Looking Statements Notice
 ---------------------------------
 Certain statements herein regarding anticipated financial results for 2004 and the company's business prospects are forward-looking statements that involve substantial risks and uncertainties. In accordance with the Private Securities Litigation Reform Act of 1995, factors that could cause the company's actual results to differ materially from those expressed or implied by such forward-looking statements include, among others, the inability of the Company to continue to: (i) enter into contracts with and successfully implement programs for new clients within the time frame established by the Company and achieve the revenue growth expected to result from the addition of such clients, (ii) expand its group health, workers' compensation and public sector businesses, (iii) control health care benefit expenses and (iv) achieve operation and cost synergies anticipated as a result of acquisitions. All forward-looking statements herein are made as of the date hereof, and the Company undertakes no obligation to update such statements.

                           First Health Group Corp.
                   (In millions Except EPS and Percentages)
                                 (Unaudited)

                                              Three Months Ended March 31,
                                            --------------------------------
                                                                  % Increase
                                              2004       2003     (Decrease)
                                            --------   --------   ----------

 ---------------------------------------------------------------------------
 Revenues                                    $218.1     $213.8        2.1%
 ---------------------------------------------------------------------------

 Operating Expenses:
   Cost of Services                           106.4       96.2       10.7%
   Selling and Marketing                       20.9       21.0        (.5)%
   General and Administrative                  19.6       15.2       28.7%
   Health Care Benefits                         6.3        5.2       22.3%
   Depreciation and Amortization               18.4       15.1       21.7%
                                              -----      -----       ----
                                              171.6      152.7       12.4%
                                              -----      -----       ----
 ---------------------------------------------------------------------------
 Income from operations                        46.5       61.1      (23.8)%
 ---------------------------------------------------------------------------

 Interest Income                               (1.7)      (1.3)      27.0%
 Interest Expense                               1.8        1.3       40.6%
                                              -----      -----       ----
 Income Before Income Taxes                    46.4       61.1      (24.0)%

 Income Taxes                                 (17.6)     (24.3)     (27.4)%
                                              -----      -----       ----
 Net Income                                  $ 28.8     $ 36.8      (21.8)%
                                              =====      =====       ====

 Share Information:
 ------------------
 Weighted Average
   Shares Outstanding - Basic                  91.3       96.9       (5.8)%
                                              =====      =====       ====
 Net Income Per
   Common Share - Basic                      $  .32     $  .38      (15.8)%
                                              =====      =====       ====

 Weighted Average
   Shares Outstanding - Diluted                92.9       99.5       (6.6)%
                                              =====      =====       ====
 ----------------------------------------------------------------------------

 Net Income Per
   Common Share - Diluted                    $  .31     $  .37      (16.2)%
                                              =====      =====       ====
 ----------------------------------------------------------------------------

                           First Health Group Corp.
                       (In millions Except Percentages)
                                 (Unaudited)

                                              Three Months Ended March 31,
                                            --------------------------------
                                                                  % Increase
 Revenue Information:                         2004       2003     (Decrease)
                                            --------   --------   ----------
 ---------------------------------------------------------------------------
 Commercial Revenue
   Group Health:
     PPO + Administration Services           $ 84.0     $ 88.9       (5.5)%
     PPO Services                              34.7       40.9      (15.0)%
     Premiums                                   9.1        4.2      114.2%
                                              -----      -----       ----
       Total Group Health                     127.8      134.0       (4.6)%

   Workers' Compensation:
     PPO + Administration Services             32.2       25.0       28.8%
     PPO Services                              18.8       15.2       24.3%
                                              -----      -----       ----
       Total Workers' Compensation             51.0       40.2       27.1%

   Total Commercial Revenue                   178.8      174.2        2.7%
                                              -----      -----       ----
 Public Sector                                 39.3       39.6       (0.8)%
                                              -----      -----       ----
 Total Revenue                               $218.1     $213.8        2.1%
                                              =====      =====       ====

 Supplemental Information by Sector

 Commercial Revenue
   Group Health:
     Federal Employees                       $ 58.7     $ 59.4       (1.2)%
     Corporate                                 44.0       52.2      (15.8)%
     Third Party Administrators/Insurers       25.1       22.4       12.2%
                                              -----      -----       ----
       Total Group Health                     127.8      134.0       (4.6)%
                                              -----      -----       ----

   Workers' Compensation                       51.0       40.2       27.1%
                                              -----      -----       ----
 Total Commercial                             178.8      174.2        2.7%

 Public Sector                                 39.3       39.6       (0.8)%
                                              -----      -----       ----
 Total Revenue                               $218.1     $213.8        2.1%
                                              =====      =====       ====
 ---------------------------------------------------------------------------
 ---------------------------------------------------------------------------
 Operating Margins
 ---------------------------------------------------------------------------

   Commercial                                  26.1%      33.6%

   Public Sector                               (0.7)%      6.3%
 ===========================================================================

                           First Health Group Corp.
                                (In millions)
                                 (Unaudited)

 Summary Balance Sheet Information:                     March 31,  December 31,
 ----------------------------------                        2004        2003
                                                         --------    --------
      Assets:
      -----------------------------------------------------------------------
      Cash and Investments                                $162.7      $139.7
      Accounts Receivable                                  111.3       102.9
      Reinsurance Recoverable                               31.0        38.9
      Fixed Assets                                         235.8       235.9
      Goodwill                                             324.3       324.3
      Intangible Assets                                     80.8        82.6
      Deferred Taxes                                        26.8        26.8
      Other Assets                                          26.9        26.3
                                                           -----       -----
        Total Assets                                      $999.6      $977.4
                                                           =====       =====
      Liabilities:
      -----------------------------------------------------------------------
      Claims Reserves                                     $ 46.3      $ 48.1
      Debt Outstanding                                     250.0       270.0
      Deferred Taxes                                       126.6       126.5
      Purchase Reserve                                       3.2         5.1
      Accounts Payable                                      74.5        73.2
      Accrued Expenses                                      37.2        42.7
      Other Liabilities                                     46.9        33.3
                                                           -----       -----
        Total Liabilities                                  584.7       598.9

 Stockholders' Equity:                                     414.9       378.5
                                                           -----       -----
        Total Liabilities and
          Stockholders' Equity                            $999.6      $977.4
                                                           =====       =====

                           First Health Group Corp.
                                (In millions)
                                 (Unaudited)

 Consolidated Statement of Cash Flows:
 -------------------------------------                         March 31,
                                                         --------------------
                                                           2004        2003
                                                         --------    --------
 Cash flows from operating activities:
   Net Income                                             $ 28.8      $ 36.8
                                                           -----       -----

   Adjustments to Reconcile Net Income to Net Cash
   Provided by Operating Activities:

     Depreciation and amortization                          18.4        15.1
     Change in allowance for uncollectible receivables       0.4        (0.1)
     Provision for deferred income taxes                      --          --
     Tax benefits from stock options exercised               1.2         3.3
     Income from limited partnership                        (0.9)       (0.8)
     Other, net                                             (0.4)        0.2

   Changes in Assets and Liabilities (net of effects of acquired businesses):

     Accounts receivable                                    (8.8)      (13.9)
     Other current assets                                    8.1        (1.3)
     Reinsurance recoverable                                (0.9)        0.8
     Accounts payable and accrued expenses                  (6.1)       (2.9)
     Claims reserves                                        (1.8)       (1.9)
     Income taxes payable                                   13.4         6.5
     Non-current assets and liabilities                      0.3         0.5
                                                           -----       -----
   Net cash provided by operating activities                51.7        42.3
                                                           -----       -----
 Cash flows from investing activities:

   Purchases of investments                                 (9.2)      (12.1)
   Sales of investments                                     17.6        12.1
   Acquisition of business, net of cash acquired              --        (3.3)
   Purchase of property and equipment                      (16.5)      (13.7)
                                                           -----       -----
   Net cash used in investing activities                    (8.1)      (17.0)
                                                           -----       -----

 Cash flows from financing activities:

   Purchase of treasury stock                                 --       (97.8)
   Proceeds from issuance of long-term debt                 30.0        95.0
   Repayment of long-term debt                             (50.0)      (30.0)
   Proceeds from issuance of common stock                    6.1         9.7
   Stock option loan repayments                               --         0.2
                                                           -----       -----
   Net cash used in financing activities                   (13.9)      (22.9)
                                                           -----       -----

 Net increase in cash and cash equivalents                  29.7         2.4
 Cash and cash equivalents, beginning of period              8.0        20.8
                                                           -----       -----
 Cash and cash equivalents, end of period                 $ 37.7      $ 23.2
                                                           =====       =====